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                                                                 Exhibit 23.02


We have issued our reports dated February 12, 1998, accompanying the financial statements of Garfield Electric Company and Indecon Inc. contained in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for Consolidation Capital Corporation. We consent to the use of the aforementioned reports in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Cincinnati, Ohio
February 25, 1998


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We have issued our report dated February 6, 1998, accompanying the financial statements of Town & Country Electric Inc. contained in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for Consolidation Capital Corporation. We consent to the use of the aforementioned reports in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Appleton, Wisconsin
February 25, 1998